Exhibit 10.1

SECOND SUPPLEMENTAL INDENTURE

     SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 29, 2004, among aaiPharma Inc., a Delaware corporation (the “Company”), the Guarantor parties hereto and Wachovia Bank, National Association (formerly, First Union National Bank), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of March 28, 2002, among the Company, the Guarantors parties thereto and the Trustee, providing for the issuance of the Company’s 11% Senior Subordinated Notes due 2010 (the “Notes”), which indenture was subsequently modified by a First Supplemental Indenture dated as of April 20, 2004 among the Company, the Guarantors party thereto and the Trustee to, among other matters, increase the interest rate to 11.5% (such indenture, as so modified, the “Indenture”);

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company to authorize and approve the amendments to the Indenture (the “Proposed Amendments”) set forth in this Supplemental Indenture;

     WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend the Indenture with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (the “Requisite Consents”);

     WHEREAS, the Company has distributed the Consent Solicitation Statement, dated October 22, 2004, as amended by the Revised Consent Solicitation Statement, dated October 28, 2004 (as amended, the “Solicitation Statement"), and accompanying Consent Form to the Holders of the Notes in connection with the Proposed Amendments as described in the Solicitation Statement;

     WHEREAS, the Requisite Consents to the Proposed Amendments have been received by the Company and the Trustee and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof;

     WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Company; and

     WHEREAS, this Supplemental Indenture shall become operative upon receipt by the Trustee of an Officers’ Certificate certifying that the Conditions (as defined in the Solicitation Statement) have been duly performed and complied with or (if permitted) waived by the Company;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. DEFINITIONS.

     (a) Section 1.01 of the Indenture is amended by deleting the definition of “First Priority Lien” and replacing it with the following definition:

“First Priority Lien” means the Liens on the Collateral granted by the Company or any Guarantor to secure the payment and performance of all or any Senior Lender Claims or New Senior Indebtedness, and all replacements, renewals and other modifications of such Liens.

     (b) Section 1.01 of the Indenture is amended by inserting the following new definitions:

“New Intercreditor Agreement” has the meaning provided in Section 14.03(c).

“New Senior Indebtedness” has the meaning provided in Section 14.03(c).

     3. RESTRICTED PAYMENTS. Section 4.07 of the Indenture is amended by adding the following new paragraph at the end of Section 4.07:

“Notwithstanding any provision to the contrary in this Section 4.07, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company) until the interest payments due on the Notes on April 1, 2005 and October 1, 2005 have been paid in full, together with any applicable default interest thereon.”

     4. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. Section 4.09 of the Indenture is amended as follows:

     (a) The first paragraph of Section 4.09 is amended by deleting the paragraph in its entirety and replacing it with the following:

“The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), and the Company may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements have been filed with the SEC in compliance with Section 4.03 immediately preceding the date on which such additional Indebtedness is incurred, or such Disqualified Stock is issued, would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or such Disqualified Stock had been issued, at the beginning of such four-quarter period; provided further, that any Indebtedness incurred or Disqualified Stock issued by the Company or any of its Restricted Subsidiaries pursuant to this first paragraph of Section 4.09 must rank on a parity with or be subordinated in right of payment to the Notes and the Subsidiary Guarantees.”

     (b) Section 4.09(1) is amended by deleting the paragraph in its entirety and replacing it with the following:

"(1)(A) the incurrence by the Company or any Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) not to exceed $180 million, less the aggregate amount of all Net Proceeds of Asset Sales (other than the sale of the M.V.I. and Aquasol product lines) applied by the Company or any of its Restricted Subsidiaries to repay such Indebtedness and to effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof, and (B) if the aggregate principal amount of Indebtedness that can be incurred pursuant to clause (1)(A) above is reduced at any time to less than $50 million by the application of the Net Proceeds of Asset Sales to repay such Indebtedness and to effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof, the incurrence by the Company or any Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) not to exceed the difference between $50 million and the aggregate principal amount of Indebtedness that can be incurred pursuant to clause (1)(A) above; provided, however, that the Company or any Guarantor may only incur Indebtedness pursuant to Section 4.09(1)(B) above that would cause the aggregate Indebtedness then permitted to be incurred under Sections 4.09(1)(A) and (B) to exceed $40 million if the proceeds of such Indebtedness in excess of $40 million are used to pay interest, including any applicable default interest, on the Notes.”

     (c) Section 4.09(14) is amended by deleting the paragraph in its entirety.

     5. ASSET SALES. Section 4.10 of the Indenture is amended by adding the following new paragraph at the end of Section 4.10:

“Notwithstanding any provision to the contrary in this Section 4.10, within 3 days after the receipt of any Net Proceeds from an Asset Sale consummated on or after October 29, 2004, the Company shall apply such Net Proceeds to repay Senior Debt incurred pursuant to Section 4.09(1)(A) of this Indenture and to correspondingly reduce commitments with respect thereto until the aggregate principal amount of Indebtedness that may be incurred pursuant to Section 4.09(1)(A) of this Indenture equals $40 million.”

     6. SETTLEMENTS OF PENDING LITIGATION. The Indenture is amended to add the following new Section 4.22:

“Section 4.22 Settlements of Pending Litigation.

After the effective date of the Second Supplemental Indenture to this Indenture and until the interest payments due on the Notes on April 1, 2005 and October 1, 2005, together with any applicable default interest thereon, have been paid in full, the Company will not, and will not permit any of its Restricted Subsidiaries to, make aggregate cash payments (excluding any payments funded or reimbursed with insurance proceeds received by the Company or any Restricted Subsidiary and any insurance proceeds paid directly to third parties on behalf of the Company or any Restricted Subsidiary) in excess of $5 million in order to settle any litigation pending against the Company or any Restricted Subsidiary.”

     7. POSSESSION, USE AND RELEASE OF COLLATERAL. Section 14.03 of the Indenture is amended as follows:

     (a) Section 14.03(c) is amended by deleting the paragraph in its entirety and replacing it with the following:

"(c) Notwithstanding any provision to the contrary herein or in the Intercreditor Agreement, including, without limitation, Section 5.1 thereof, if the Senior Lender Claims have been paid in full in cash in accordance with the terms thereof, and all commitments and letters of credit thereunder have been terminated, the Second Priority Liens on the Collateral shall remain in effect, subject to Section 14.03(e) below. If, after the effective date of the Second Supplemental Indenture to this Indenture and the payment in full in cash of the Senior Lender Claims in accordance with the terms thereof, the Company or any Restricted Subsidiary incurs Indebtedness that (i) is permitted to be incurred pursuant to clause (1) of the definition of Permitted Debt set forth in Section 4.09 of this Indenture, (ii) is Senior Debt and (iii) is secured by assets of the Company and/or the Guarantors of the type constituting Collateral (“New Senior Indebtedness”), then the Notes and any Guarantees shall continue to be secured at such time by a Lien on the Collateral, which shall be a Second Priority Lien in relation to the First Priority Lien securing such New Senior Indebtedness, and the rights and remedies of the Trustee and the Holders of the Notes shall be as set forth in the Intercreditor Agreement and/or a new intercreditor agreement on the same terms and conditions as the Intercreditor Agreement (as determined by the Company and evidenced by an Officers’ Certificate delivered to the Trustee and the Collateral Agent) (the “New Intercreditor Agreement”), which New Intercreditor Agreement shall be deemed an “Intercreditor Agreement” for all purposes of this Indenture and the Security Documents, and the Collateral Agent is hereby authorized and directed to enter into any such New Intercreditor Agreement. If, after the effective date of the Second Supplemental Indenture to this Indenture, the Company or any Restricted Subsidiary incurs Indebtedness pursuant to the first paragraph of Section 4.09 which ranks on parity with the Notes and Subsidiary Guarantees in right of payment and grants a Lien on the Collateral to secure such Indebtedness, such Lien shall rank pari passu with the Second Priority Liens on the Collateral.”

     (b) A new Section 14.03(e) of the Indenture is hereby added as follows:

"(e) For so long as any Senior Lender Claims or any New Senior Indebtedness remain outstanding, releases of Second Priority Liens on any or all of the Collateral shall be governed by the Intercreditor Agreement or any New Intercreditor Agreement entered into pursuant to Section 14.03(c) of this Indenture, including, without limitation, Section 5.1 thereof; provided that, for the avoidance of doubt, Section 5.1 of the Intercreditor Agreement or any New Intercreditor Agreement shall not operate to release the Second Priority Liens upon the release of the First Priority Liens in connection with the payment in full of all Senior Lender Claims and New Senior Indebtedness (except to the extent the Collateral subject to such Liens was disposed of in connection with the payment in full of all Senior Lender Claims or New Senior Indebtedness). If the Senior Lender Claims and any New Senior Indebtedness have been paid in full in cash in accordance with the terms thereof, and all commitments and letters of credit thereunder have been terminated, then the Collateral Agent is hereby authorized and directed to release the Second Priority Liens on any Collateral that the Company sells, leases, transfers, conveys or otherwise disposes of in accordance with the terms of this Indenture, including, without limitation, Section 4.10 hereof, upon delivery to the Collateral Agent and the Trustee of an Officers’ Certificate describing the Collateral to be released and such sale, lease, transfer, conveyance or other disposition of the Collateral and certifying that such sale, lease, transfer, conveyance or other disposition and the release of the Collateral are permitted under the terms of this Indenture and the Security Documents.”

     8. TEMPORARY INCREASE IN INTEREST RATE. The interest rate on the Notes is hereby deemed to be increased from 11.5% per annum to 12.0% per annum for the period beginning on October 1, 2004 and ending on March 31, 2005.

     9. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     12. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

     13. RATIFICATION OF INDENTURE; SUPPLEMENTAL PART OF INDENTURE. Except as specifically amended and supplemented by this Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

     14. VALIDITY; ENFORCEABILITY. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     15. THIRD-PARTY BENEFICIARY. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     16. OPERATIVENESS. This Supplemental Indenture shall be effective upon execution and delivery by all parties hereto. This Supplemental Indenture shall become operative on the date of receipt by the Trustee of an Officers’ Certificate certifying that the Conditions (as defined in the Solicitation Statement) have been duly performed and complied with or (if permitted) waived by the Company.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of October 29, 2004.

AAIPHARMA INC.

By:	/s/Thomas J. Aluise

Name: Thomas J. Aluise
Title: Vice President and Treasurer

APPLIED ANALYTICAL INDUSTRIES
LEARNING CENTER, INC.

By:	/s/ Gregory S. Bentley

Name: Gregory S. Bentley
Title: Vice President

AAI JAPAN, INC.

By:	/s/ Gregory S. Bentley

Name: Gregory S. Bentley
Title: Vice President

AAI PROPERTIES, INC.
(F/K/A MALVERN ACQUISITION, INC.)

By:	/s/ Gregory S. Bentley

Name: Gregory S. Bentley
Title: Vice President

AAI TECHNOLOGIES, INC.

By:	/s/ Gregory S. Bentley

Name: Gregory S. Bentley
Title: Vice President

KANSAS CITY ANALYTICAL SERVICES, INC.

By:	/s/ Gregory S. Bentley

Name: Gregory S. Bentley
Title: Vice President

AAI DEVELOPMENT SERVICES, INC. (F/K/A AAI
INTERNATIONAL, INC.)

By:	/s/ Gregory S. Bentley

Name: Gregory S. Bentley
Title: Vice President

AAIPHARMA LLC (F/K/A NEOSAN
PHARMACEUTICALS, INC.)

By:	/s/ Gregory S. Bentley

Name: Gregory S. Bentley
Title: Vice President

AAI DEVELOPMENT SERVICES, INC. (F/K/A AAI
INTERNATIONAL CLINICAL TRIALS, INC., F/K/A
MEDICAL & TECHNICAL RESEARCH ASSOCIATES, INC.)

By:	/s/ Gregory S. Bentley

Name: Gregory S. Bentley
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, AS
TRUSTEE

By:	/s/ James Long

Name: James Long
Title: Assistant Vice President